Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contacts:

Tina Asmar, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

Warren Kneeshaw, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com

IDT Contacts:

Graham Robertson, Corporate Marketing

Phone: 1-408-284-2644

Email: graham.robertson@idt.com

Mike Knapp, Investor Relations

Phone: 1-408-284-6515

Email: mike.knapp@idt.com

Qualcomm to Acquire HQV and FRC Video Processing Assets from IDT

SAN DIEGO and SAN JOSE, California — September 7, 2011 — Integrated Device Technology, Inc. (IDT®; NASDAQ: IDTI) and Qualcomm Incorporated (NASDAQ: QCOM) today announced the signing of a definitive agreement to transfer the design team of IDT’s Hollywood Quality Video™ (HQV™) and Frame Rate Conversion (FRC) Video Processing product lines and certain related assets to Qualcomm. In addition, under the terms of the agreement, both companies will explore opportunities to include IDT’s broad portfolio of mixed-signal products into Qualcomm reference designs. The all-cash transaction has received appropriate corporate approvals and is anticipated to close in the coming weeks, subject to the completion of certain closing conditions.

“This transaction enables IDT to intensify our focus on our core timing, interface and analog-intensive mixed-signal solutions for growing applications in cloud computing, wireless infrastructure and consumer mobility. In addition, it enables a new working relationship with Qualcomm,” said Dr. Ted Tewksbury, president and chief executive officer at Integrated Device Technology. “Working with Qualcomm gives us the opportunity to expand our business in next-generation smart media devices, and puts us in a stronger position to solve complex system-level problems by offering our customers tighter integration and increased performance.”

“Hollywood Quality Video is a well-recognized, award-winning technology that provides Qualcomm with a leadership position in the video processing space,” said Steve Mollenkopf, executive vice president and group president, Qualcomm. “Media consumption continues to cross device boundaries and create growing expectations for high-quality viewing experiences. When combined with Qualcomm’s high-performance Snapdragon processor, integrated HQV technology will raise the quality bar for media consumption on smartphones, tablets and other smart media devices. We look forward to working with IDT in the future.”

About IDT

Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers’ applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

About Qualcomm

Qualcomm Incorporated (NASDAQ: QCOM) is the world leader in 3G and next-generation mobile technologies. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of wireless communications, connecting people more closely to information, entertainment and each other. Today, Qualcomm technologies are powering the convergence of mobile communications and consumer electronics, making wireless devices and services more personal, affordable and accessible to people everywhere. For more information, visit Qualcomm around the Web:

www.qualcomm.com

Corporate Blog: www.qualcomm.com/blog

Twitter: www.twitter.com/qualcomm

Facebook: www.facebook.com/qualcomm

Except for the historical information contained herein, this news release contains forward-looking statements that are subject to risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Qualcomm could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of technology integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that the transaction does not close within the expected time frame or at all; the possibility that the expected benefits may not materialize as expected; the possibility that Qualcomm is unable to successfully implement technology integration strategies; and other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended September 26, 2010, and most recent Form 10-Q. Qualcomm undertakes no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

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Qualcomm is a registered trademark of Qualcomm Incorporated. IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.